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Form 8-A                                                            Page 1 of 4

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A



  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
                  OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

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                              GENERAL INSTRUCTIONS

A.   RULE AS TO USE OF FORM 8-A.
     a. Subject to paragraph (b) below, this form may be used for registration pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 of any class of securities of any issuer which is required to file reports pursuant to Section 13 or 15(d) of that Act or pursuant to an order exempting the exchange on which the issuer has securities listed from registration as a national securities exchange.
     b. If the registrant would be required to file an annual report pursuant to Section 15(d) of the Act for its last fiscal year, except for the fact that the registration statement on this form will become effective before such report is required to be filed, an annual report for such fiscal year shall nevertheless be filed within the period specified in the appropriate annual report form.
     c. If this form is used for the registration of a class of securities under Section 12(b), it shall become effective:
          1. If a class of securities is not concurrently being registered under the Securities Act of 1933 ("Securities Act"), upon the later of receipt by the Commission of certification from the national securities exchange listed on this form or the filing of the Form 8-A with the Commission; or
          2. If a class of securities is concurrently being registered under the Securities Act, upon the later of the filing of the Form 8-A with the Commission, receipt by the Commission of certification from the national securities exchange listed on this form or effectiveness of the Securities Act registration statement relating to the class of securities.

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Form 8-A                                                            Page 2 of 4


     d. If this form is used for the registration of a class of securities under Section 12(g), it shall become effective:
          1. If a class of securities is not concurrently being registered under the Securities Act, upon the filing of the Form 8-A with the Commission; or
          2. If class of securities is concurrently being registered under the Securities Act, upon the later of the filing of the Form 8-A with the Commission or the effectiveness of the Securities Act registration statement relating to the class of securities.

B.   APPLICATION OF GENERAL RULES AND REGULATIONS.
     a. The General Rules and Regulations under the Act contain certain general requirements which are applicable to registration on any form. These general requirements should be carefully read and observed in the preparation and filing of registration statements on this form.
     b. Particular attention is directed to Regulation 12B which contains general requirements regarding matters such as the kind and size of paper to be used, legibility, information to be given whenever the title of securities is required to be stated, incorporation by reference and the filing of the registration statement. The definitions contained in Rule 12b-2 should be especially noted.

C.   PREPARATION OF REGISTRATION STATEMENT.
     This form is not to be used as a blank form to be filled in, but only as a guide in the preparation of the registration statement on paper meeting the requirements of Rule 12b-12. The registration statement shall contain the item numbers and captions, but the text of the items may be omitted. The answers to the items shall be prepared in the manner specified in Rule 12b-13.

D.   SIGNATURE AND FILING OF REGISTRATION STATEMENT.
     Eight complete copies of the registration statement, including all papers and documents filed as a part thereof (other than exhibits) shall be filed with the Commission and at least one such copy shall be filed with each exchange on which the securities are to be registered. Exhibits shall be filed with the Commission and with any exchange in accordance with the Instructions as to Exhibits. At least one copy of the registration statement filed with the Commission and one filed with each exchange shall be manually signed. Unsigned copies shall be conformed.

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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                             NORTHWEST ETHANOL, LLC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Ohio                                           34-1946951
--------------------------                -----------------------------------
(State of incorporation                   (I.R.S. Employer Identification No.)
or organization)

P.O. Box 4505, Sherwood, Ohio                           43556
-----------------------------                   ---------------------
(Address of principal                               (Zip Code)
executive offices)


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Form 8-A                                                            Page 3 of 4


     Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                                    Name of each exchange on which
         to be so registered                                    each class is to be registered

         ------------------------                               ------------------------------

         ------------------------                               ------------------------------

         ------------------------                               ------------------------------

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

          Securities Act registration statement file number to which this form relates: 333-74274 (if applicable)

          Securities to be registered pursuant to Section 12(g) of the Act:


                        limited liability company units
                     ---------------------------------------
                                (Title of class)

                                       ---
                -------------------------------------------------
                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Furnish the information required by Item 202 of Regulation S-K or Item 202 of Regulation S-B, as applicable.

The description of the limited liability company units of the Registrant required by this item shall be deemed to be incorporated by reference to the information included under the heading "Description of the Units and Our Amended and Restated Operating Agreement" in the form of prospectus to be subsequently filed by pursuant to Rule 424(b) under the Securities Act of 1933 in connection with the Registrant's Form SB-2 filed on November 30, 2001.

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Instruction.

If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act this registration statement shall

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Form 8-A                                                            Page 4 of 4


state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

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ITEM 2. EXHIBITS.


List below all exhibits filed as a part of the registration statement:

1. Articles of Organization, incorporated by reference to Exhibit 3.1 of the Form SB-2 of the Registrant filed November 30, 2001.

2.   Amended and Restated Operating Agreement, incorporated by reference to
     Exhibit 3.2 of the Form SB-2 of the Registrant filed November 30, 2001.

3. Form of Unit Certificate, incorporated by reference to Exhibit 4.1 of the Form SB-2 of the Registrant filed November 30, 2001.

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Instruction.

See the instructions as to exhibits, set forth below.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Northwest Ethanol, LLC
            ------------------------------------------------

Date December 14, 2001
     -------------------------------------------------------

By  /s/ Ted W. Penner
   ---------------------------------------------------------
   Ted W. Penner, Secretary


                          INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such


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Form 8-A                                                            Page 5 of 4


securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.




http://www.sec.gov/divisions/corpfin/forms/8-a.htm
Last update: 02/20/2001